UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2014

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	46-4228084
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

Executive Compensation

On February 17, 2014, the Leadership and Compensation Committee (the “Compensation Committee”) of the Board of Directors of EarthLink Holdings Corp. (the “Company”) took the following actions:

2013 Named Executive Officer Incentive Payments and Restricted Stock Unit Vesting

In February 2013, the Compensation Committee had adopted an executive 2013 incentive plan with the following components:

•                  an incentive payment based upon the achievement of corporate performance objectives where the executive officer could receive a multiple (between 0% and 200%) of 80% of his or her base salary for 2013,

•                  a separate incentive payment based upon the achievement of individual performance levels where the executive officer could receive a multiple (between 0% and 200%) of 20% of his or her base salary for 2013;

provided that the aggregate of the two payments could not exceed the amount that would have been paid if the incentive payment were based exclusively upon the achievement of corporate performance objectives.

On February 17, 2014, after reviewing the Company’s 2013 results, the Compensation Committee approved an incentive plan payout based on its determination of a final Company blended achievement of 81% of the corporate objectives and, where applicable, on the executives’ individual performances, and approved cash incentive payments under the Company’s 2013 executive officer incentive plan for the named executive officers as follows:  Rolla P. Huff, former Chief Executive Officer and President, $688,251; Bradley A. Ferguson, Executive Vice President, Chief Financial Officer, $191,469; Brian P. Fink, Executive Vice President, Chief Technology Officer, $179,010; Michael D. Toplisek, Executive Vice President, Sales and Marketing, $188,637; and Kevin F. Brand, former Executive Vice President, Customer Delivery and Care, $155,654.

In February 2013 and in February 2012, the Compensation Committee had authorized the grant to the executive officers of restricted stock units (“RSUs”).  The RSUs granted in 2013 were to be earned based on the level of successful completion during 2013 of certain company performance objectives related to building the Company’s platform for strategic growth, with full vesting on the third anniversary of the grant date (assuming continued employment) of any RSUs that are earned. The Committee established four performance objectives, and the RSUs would be earned based on aggregate achievement across all objectives. On February 17, 2014 the Compensation Committee determined that based on achievement of these performance objectives, 90% of these RSUs were earned.  Of the RSUs granted in 2012, 20% could be earned based on achievement of corporate objectives that would be measured at the end of 2013.  On February 17, 2014, the Compensation Committee determined that 50% of these RSUs were earned.  As a result the following numbers of RSUs were earned for the named executive officers:  Mr. Huff, 261,167; Mr. Ferguson, 46,455; Mr. Toplisek, 54,954; Mr. Fink, 39,967; and Mr. Brand, 41,840.  In accordance with their severance agreements, the RSUs earned by Messrs. Huff and Brand will be fully vested.

2014 Named Executive Officer Salaries

Taking into account a competitive market review and individual performance, the Compensation Committee determined that the 2014 base salaries for the following named executive officers would increase from their respective 2013 base salaries as follows:  Mr. Ferguson, $379,000; Mr. Fink, $349,000; and Mr. Toplisek, $359,000.

2014 Named Executive Officer Incentive Plan

The Compensation Committee established the 2014 annual incentive plan (the “2014 Incentive Plan”).  The Company performance factors under the 2014 Incentive Plan are tied to revenue (50% weighting), Adjusted EBITDA (25% weighting) and a free cash flow measure determined by the Compensation Committee (25% weighting).  There also is a 20% individual performance factor.  (“Adjusted EBITDA” is a non-GAAP measure which refers to net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs).

The 2014 Incentive Plan provides for a sliding scale of bonus payouts which, assuming achievement of specified levels of revenue, Adjusted EBITDA and a free cash flow measure, together with satisfaction of individual performance objectives, range between a threshold level (payout of 50% of target), a target level (payout of 100% of target), and a maximum level (payout of 200% of target).  The final bonus amounts paid, if any, shall be determined by the Compensation Committee based on the achievements of the Company performance measures and the individual performance factors.

Incentive payouts, if any, to the named executive officers will be paid in cash after the end of the 2014 fiscal year.  The 2014 Incentive Plan also provides for certain payouts if, prior to the time of payment, the executive officer is terminated other than for cause, death or disability after a change in control or as the result of position elimination.

Taking into account a competitive market review and individual performance, the Compensation Committee determined not to increase any of the named executive officers’ 2014 target incentive opportunities for Company performance under the 2014 Incentive Plan from their 2013 target incentive opportunities.

2014 Equity Awards

On February 20, 2014 taking into account a competitive market review, the Compensation Committee approved the general terms of a 2014 long-term incentive compensation program (the “2014 LTIP”).  The 2014 LTIP contemplates grants of restricted stock units (“RSUs”) to executive officers.  The 2014 LTIP consists of 50% performance-based and 50% time-based RSU awards.  The performance-based RSUs would be earned depending on the level of successful completion of Company performance objectives tied to revenue, Adjusted EBITDA and free cash flow, with full vesting of RSUs earned on the third anniversary of the grant date.  The time-based RSUs vest ratably on the first, second and third anniversaries of the grant date.

The Compensation Committee granted the 2014 LTIP equity awards of RSUs to our Chief Executive Officer and the named executive officers who remain employed with the Company as follows:  Mr. Eazor, 530,015 RSUs; Mr. Ferguson, 115,221 RSUs; Mr. Fink, 109,460 RSUs; and Mr. Toplisek, 161,309 RSUs.  The grant of RSUs to Mr. Eazor is consistent with the terms of his employment agreement.

Board of Directors Matters

On February 21, 2014, Mr. Huff retired from the Board of Directors and as the Chairman of the Board of the Company.  The Company previously announced that Mr. Huff retired as the Company’s Chief Executive Officer and President effective January 13, 2014.  The Board has appointed Dr. Julie A. Shimer to serve as its interim non-executive Chairman of the Board.  Additionally, Marce Fuller will not be standing for re-election as a Director at the 2014 Annual Meeting of Stockholders.  Ms. Fuller has served on the Company’s Board of Directors since 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

	By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Chief Financial Officer

Date: February 21, 2014